Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Officers of Millipore Corporation (the “Corporation”), do hereby constitute and appoint Francis J. Lunger, Kathleen Allen and Jeffrey Rudin and each of them individually, their true and lawful attorneys and agents to execute on behalf of the Corporation the Form S-8 Registration Statement covering 5.0 million shares of the Corporation’s Common Stock, $1.00 Par Value, to be issued pursuant to the Millipore Corporation 1999 Stock Incentive Plan, and all such amendments or additional instruments related thereto which such attorneys and agents may deem to be necessary and desirable to enable the Corporation to comply with the requirements of the Securities Act of 1933, as amended, and any regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder in connection with the preparation and filing of said documents, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such Directors and Officers on his behalf, as such Director and Officer, as indicated below to the said Form S-8 Registration Statement or documents filed or to be filed as a part of or in connection with such S-8 Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE

/s/ FRANCIS J. LUNGER Francis J. Lunger	Chairman and Director	February 13, 2003

/s/ DANIEL BELLUS Daniel Bellus	Director	February 13, 2003

/s/ ROBERT C. BISHOP Rober C. Bishop	Director	February 13, 2003

/s/ MAUREEN A. HENDRICKS Maureen A. Hendricks	Director	February 13, 2003

/s/ MARK HOFFMAN Mark Hoffman	Director	February 13, 2003

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Power of Attorney

SIGNATURE	TITLE	DATE

/s/ RICHARD J. LANE Richard J. Lane	Director	February 13, 2003

/s/ JOHN F. RENO John F. Reno	Director	February 13, 2003

/s/ EDWARD M. SCOLNICK Edward M. Scolnick	Director	February 13, 2003

/s/ KAREN E. WELKE Karen E. Welke	Director	February 13, 2003

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